UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2018

RESOURCE APARTMENT REIT III, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 000-55923

Maryland (State or other jurisdiction of incorporation or organization)	47-4608249 (I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103 (Address of principal executive offices) (Zip code)

(215) 231-7050 (Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.    Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the financing arrangements into which Resource Apartment REIT III, Inc. (the “Company”) entered is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On August 29, 2018, a wholly-owned subsidiary of the Company purchased a multifamily community located in Matthews, North Carolina (the “North Carolina Property”) from an unaffiliated seller. The North Carolina Property is an apartment community with 212 units and amenities, including a swimming pool, clubhouse, a fitness center, playgrounds, and a dog park. The North Carolina Property encompasses 199,744 rentable square feet. The North Carolina Property was constructed in 1998 and is currently 96% leased.

The contract purchase price of the North Carolina Property was $33.8 million, excluding closing costs. The Company funded the purchase price with proceeds from its ongoing public offering and proceeds from the mortgage loan discussed in Item 2.03 below. The Company believes that the North Carolina Property is suitable for its intended purpose and adequately insured; however, the Company intends to make certain renovations to the unit interiors of the North Carolina Property.

Item 2.03.    Creation of Direct Financial Obligation or an Obligation Under an Of-Balance Sheet Arrangement of Registrant.

On August 29, 2018, the Company, through a wholly owned subsidiary, entered into a seven-year secured mortgage loan with CBRE Capital Markets, Inc., an unaffiliated lender, for borrowings of approximately $23.9 million secured by the North Carolina Property (the “North Carolina Property Mortgage Loan”). The North Carolina Property Mortgage Loan matures on September 1, 2025. The North Carolina Property Mortgage Loan bears interest at a fixed rate of 4.47%. Monthly payments are interest only for the first three years. Beginning on October 1, 2021, the Company will pay both principal and interest based on 30-year amortization. Any remaining principal balance and all accrued and unpaid interest and fees will be due at maturity. After any lockout period (if any), prepayment in full is permitted on any scheduled payment date, provided a prepayment premium is paid. The prepayment premium will be based on the yield maintenance prepayment formula for any prepayment made prior to September 1, 2023. The prepayment premium will be 1% of the amount of principal being repaid for any prepayment made from (and including) September 1, 2023 through May 31, 2025. No prepayment premium is required after June 1, 2025. The non-recourse carveouts under the loan documents for the North Carolina Property Mortgage Loan are guaranteed by the Company.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before November 15, 2018, by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: August 30, 2018	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer